Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-211878; 333-71974; 333-58474; 333-82529 and 333-44321) and Form S-8 (File Nos. 333-168415; 333-124690; 333-64168; 333-52536; 333-56117 and 333-45629) of Raytheon Company of our report dated February 13, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 13, 2019